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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20579


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) -- July 21, 2006


                                LITTELFUSE, INC.
             (Exact name of registrant as specified in its charter)



     DELAWARE                       0-20388                       36-3795742
 (State of other                 (Commission                    (IRS Employer
 jurisdiction of                 File Number)                Identification No.)
  incorporation)

                800 East Northwest Highway, Des Plaines, IL 60016
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 824-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

            On July 21, 2006, Littelfuse, Inc. (the "Company"), entered into a Credit Agreement among the Company, each lender from time to time party thereto, and Bank of America, N.A., as Agent (the "Credit Agreement"). The Credit Agreement provides a revolving credit facility with a commitment for up to $75 million, with a potential increase of up to $125 million upon request of the Company and agreement of the lenders. Borrowings will bear interest at floating rates which may vary depending on the type of loan and the Company's consolidated leverage ratio. The Credit Agreement replaces the Company's previous $50 million Credit Agreement dated August 26, 2003, which has been terminated.


                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   LITTELFUSE, INC.




Date:  July 26, 2006               By:  /s/ Philip G. Franklin
                                       -----------------------------------
                                   Philip G. Franklin
                                   Vice President, Operations
                                   Support and Chief Financial Officer